EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with Bancshares of Florida, Inc.’s (“Company”) Quarterly Report on Form 10-QSB for the period ended September 30, 2002 (“Report”), the undersigned certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the period ended, September 30, 2002.

Date: November 12, 2002	By:	/s/ MICHAEL L. MCMULLAN

Michael L. McMullan President and Chief Executive Officer